Exhibit 10.49

SHAREHOLDERS' SUPPORT AGREEMENT AND RELEASE OF LIENS

THIS SHAREHOLDERS' SUPPORT AGREEMENT AND RELEASE OF LIENS (this "Agreement"), is entered into as of October 29, 2004, by and among Isle of Capri Casinos, Inc., a Delaware corporation ("Isle"), and Freedom Financial Corporation, an Indiana corporation ("Freedom Financial"), Freedom Holding, Inc., a Delaware corporation ("Freedom Holding "), Collett Capital Corporation, a Delaware corporation ("Collett Capital"), and W. Bennett Collett ("Collett," and collectively with Freedom Financial, Freedom Holding and Collett Capital, the "Holders"), and solely for purposes of Sections 1 and 2 of this Agreement, Florida Gaming Corporation, a Delaware corporation ("FGC"), and Florida Gaming Centers, Inc., a Delaware corporation and wholly-owned subsidiary of FGC (the "Subsidiary").

WHEREAS, each of the Holders is, as of the date hereof, the record and beneficial owner of shares of common stock, par value $0.10 per share (the "Common Stock"), Series E preferred stock, par value 50.10 per share (the "Series E Preferred Stock"), and Series F preferred stock, par value $0.10 per share (the "Series F Preferred Stock "), of FGC set forth in Section 1(a) hereof;

WHEREAS, FGC is the holder of 1,000, shares of capital stock of the Subsidiary (the "Subsidiary Common Stock"), which constitute all of the issued and outstanding shares of capital stock of the Subsidiary notwithstanding anything to the contrary in the Security Agreement (defined below);

WHEREAS, FGC and Freedom Financial have entered into that certain Agreement for Line of Credit, dated November 24, 1998 (the "Freedom Loan"), providing for advances of up to a principal amount of $1,500,000 to FGC from Freedom Financial, and the Freedom Loan is secured by a pledge to Freedom Financial of all of the issued and outstanding shares of Subsidiary Common Stock (the "Lien") pursuant to a Security Agreement, dated November 24, 1998, by and between Freedom Financial and FGC (the "Security Agreement");

WHEREAS, the Freedom Loan is further guaranteed by a guaranty (the "Guaranty") of all of FGC's obligations under the Freedom Loan from the Subsidiary and Tara Club Estates, Inc., a Georgia corporation, which Guaranty is secured in part by a security interest in substantially all of the Subsidiary's assets (the "Subsidiary Lien");

WHEREAS, concurrently with the execution of this Agreement, FGC has issued a Secured Promissory Note, dated as of the date hereof (the "Note"), payable to Isle, pursuant to which Isle has advanced a loan in the amount of $5,000,000 (the "Loan") to FGC and the Loan is secured by a pledge of all of the issued and outstanding shares of Subsidiary Common Stock pursuant to the Pledge Agreement, dated as of the date hereof, by and between Isle and FGC;

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WHEREAS, concurrently with the execution of this Agreement, Isle, FGC and the Subsidiary have entered into a Letter Agreement, dated as of the date hereof (the "Exclusivity Agreement"), pursuant to which FGC and the Subsidiary have agreed that for a period ending no later than December 31, 2008, (i) Isle shall have an exclusive right to negotiate, upon the terms and conditions set forth in the Exclusivity Agreement, with FGC and the Subsidiary with respect to the acquisition (the "Transaction") by Isle of the Subsidiary's Miami Jai Alai business, operations and assets (the "Miami Jai Alai Business") and (ii) neither FGC nor the Subsidiary will enter into any agreement or take any other action that would in any way materially interfere with the Transaction; and

WHEREAS, as a condition to the willingness of Isle to advance the Loan and enter into the Letter Agreement and incurring the obligations set forth therein, and as an inducement and in consideration therefor, Isle has required the Holders to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.    Representations and Warranties of the Holders. Each Holder hereby, jointly and severally, represents and warrants to Isle, FGC and the Subsidiary as follows:

    (a)    (i)    Freedom Financial is the record and beneficial owner of, and has good and marketable title to 200 shares of Series E Preferred Stock, which are convertible into an indeterminate number of shares of Common Stock, and 1,000 shares of Series F Preferred Stock, which are convertible into 148,334 shares of Common Stock;

   (ii)           Collett Capital is the record and beneficial owner of, and has good and marketable title to 886,157 shares of Common Stock; and

   (iii)       Collett is the beneficial owner of 480,000 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock and has the right to control the vote of 275,648 shares of Common Stock pursuant to a proxy given to Collett by BOK DPC Asset Holding Corporation, a subsidiary of Bank of Oklahoma.

   (b)   Each of Freedom Financial, Freedom Holding and Collett Capital is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated and each Holder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
   (c)  This Agreement has been authorized and properly executed and constitutes the legal, valid and binding obligation of each Holder, enforceable against such Holder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. Each of Freedom Financial, Freedom Holding and Collett Capital has delivered to Isle certified resolutions evidencing the authority granted by board of directors thereof for the transactions contemplated hereby.

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   (d)  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any Holder or to any Holder's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to any Holder in connection with the execution and delivery of this Agreement or the consummation by any Holder of the transactions contemplated hereby.

Section 2.     Release of Liens and Guaranty. Freedom Financial agrees that (i) the Lien, the Subsidiary Lien, the Guaranty and the Security Agreement (as it relates to pledge of the Subsidiary Common Stock) shall be terminated and shall be of no further force and effect and (ii) Freedom Financial will execute and deliver (and hereby authorizes Isle to file) all other appropriate documents deemed necessary or desirable by Isle to terminate the Lien and the Subsidiary Lien (and the security interests provided for therein) and deliver to Isle all shares of Subsidiary Common , if any, held as possessory collateral by Freedom Financial.

Section 3.     Repayment of Loan. FGC has agreed to use a portion of the proceeds of the Loan to repay certain indebtedness owed by FGC to Freedom Financial. Freedom Financial hereby agrees that upon receipt of such repayment to Freedom Financial from FGC, Freedom Financial shall immediately pay Isle an amount equal to at least $1,200,000 as a prepayment of a portion of pre-existing indebtedness owed by Freedom Financial to Isle. Freedom Financial hereby represents and warrants that in addition to the funds received in such repayment from FGC, on the date hereof, Freedom Financial has sufficient funds available to repay at least $1,200,000 of the pre-existing indebtedness owed by it to Isle. Subject to the receipt by Isle from Freedom Financial of such repayment in amount equal to at least $1,200,000, Isle hereby waives any prior default with respect to such pre-existing indebtedness owed by Freedom Financial to Isle.

Section 4.     Transfer of the Shares. Each Holder shall not: (i) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing (each, a "Transfer") with respect to any or all of the shares of Common Stock, Series E Preferred Stock, Series F Preferred Stock or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the shares of Common Stock, Series E Preferred Stock or Series F Preferred Stock; (iv) deposit any of the shares of Common Stock, Series E Preferred Stock or Series F Preferred Stock into a voting trust, or enter into a voting agreement or arrangement with respect to any of the shares of Common Stock, Series E Preferred Stock or Series F Preferred Stock or (v) take any other action that would in any way restrict, limit or interfere with the performance of any such Holder's obligations hereunder or the consummation of the Transactions.

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      Section 5.     Non-Solicitation; Competing Transactions.

(a)      Non-Solicitation. From the date of this Agreement until 5:00 p.m., Eastern time, on the earlier of (i) the date that is six months after the Final Approval Date (defined below) and (ii) December 31, 2008 (the "Exclusivity Expiration Date"), the Holders shall not and shall use their best efforts to cause their respective directors, officers, employees, advisors, consultants, agents and affiliates (collectively, the "Agents") to not), directly or indirectly:

(i)      solicit, initiate or engage in any discussions or negotiations with, irrespective of the person performing such solicitation, initiation or engagement, or provide any information to, or take any other action with the intent to facilitate the efforts of, any third party relating to any possible agreement (whether binding or in principle) or other arrangement involving the acquisition of all or substantial all of the Miami Jai Alai Business (whether by way of merger, reorganization, purchase of capital stock or other securities, purchase of assets or otherwise) or any other transaction that would in any way otherwise materially interfere with or impair or delay the Transaction (each, a "Prohibited Transaction"); or

(ii)     authorize, execute, consummate or enter into any letter of intent, agreement in principle, understanding, acquisition agreement (including, but not limited to, the sale of any Holder's shares of Common Stock, Series E Preferred Stock or Series F Preferred Stock (now owned or subsequently acquired in any fashion, including but not limited to shares of Common Stock acquired in connection with the conversion of shares of Series E Preferred Stock or Series F Preferred Stock or upon the exercise of options to acquire Common Stock)) or commitment with respect to a Prohibited Transaction.

The "Final Approval Date" shall be the date on which legislation allowing for the operation of slot machines at the Miami Jai Alai Business (the "State Law") is duly passed and adopted by the State of Florida; provided, that in the event that any material legal action has been commenced to challenge such State Law prior to earlier of (i) the Exclusivity Expiration Date and (ii) the consummation of the Transaction, the Final Approval Date shall be the date on which such legal action has been finally adjudicated and is no longer subject to any appeal.

(b)  Competing Transactions. Upon executing this Agreement, the Holders shall and shall cause each Agent to (i) terminate any and all discussions it may be having regarding a Prohibited Transaction and (ii) as soon as practicable notify Isle in writing if, following the date hereof, FGC, the Subsidiary or any Agent receives any inquiries, proposals or offers from, or requests to provide information to, any person or entity regarding a Prohibited Transaction, which notice shall contain the identity of such person or entity, the nature of the Prohibited Transaction inquired about, proposed or offered, or the information requested, and the material terms of any such Prohibited Transaction inquiry, proposal or offer.

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Section 6.     Voting Arrangements.

(a)      At any meeting of the stockholders of FGC on or before the Exclusivity Expiration Date (a "FGC Stockholders' Meeting"), however called, and at every adjournment or postponement thereof, the Holders shall (i) appear at the meeting or otherwise cause any shares of Common Stock (now owned or subsequently acquired in any fashion, including but not limited to shares of Common Stock acquired in connection with the conversion of shares of Series E Preferred Stock or Series F Preferred Stock or upon the exercise of options to acquire Common Stock), Series E Preferred Stock and Series F Preferred Stock (to the extent such shares of Series E Preferred Stock and Series F Preferred Stock are entitled to be present at and vote at any such FGC Stockholders' Meeting) owned or controlled by any Holder to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or execute consents in respect of, such shares of Common Stock, Series E Preferred Stock and Series F Preferred Stock (to the extent such shares of Series E Preferred Stock and Series F Preferred Stock are entitled to be present at and vote at any such FGC Stockholders' Meeting) or cause such shares of Common Stock, Series E Preferred Stock and Series F Preferred Stock (to the extent such shares of Series E Preferred Stock and Series F Preferred Stock are entitled to be present at and vote at any such FGC Stockholders' Meeting) to be voted, or consents to be executed in respect thereof, in favor of the approval and adoption of the Transaction (as approved by the board of directors of FGC), and any action required in direct furtherance thereof and (iii) vote, or execute consents in respect of, such shares of Common Stock, Series E Preferred Stock and Series F Preferred Stock (to the extent such shares of Series E Preferred Stock and Series F Preferred Stock are entitled to be present at and vote at any such FGC Stockholders' Meeting) or cause such shares of Common Stock, Series E Preferred Stock and Series F Preferred Stock (to the extent such shares of Series E Preferred Stock and Series F Preferred Stock are entitled to be present at and vote at any such FGC Stockholders' Meeting) to be voted, or consents to be executed in respect thereof, against any Prohibited Transaction.

(b)      No Proxy Solicitation. The Holder shall not, and shall not permit any affiliate of the Holder, at any time on or before the Exclusivity Expiration Date, to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act ")) with respect to a Prohibited Transaction or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Transaction (as approved by the board of directors of FGC), (ii) initiate a vote or action by written consent in lieu of a FGC Stockholders' Meeting, or (iii) become a member of a "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) with respect to any voting securities of FGC with respect to any matter or transaction described in this Section 6(a).

(c)      Irrevocable Proxy. As security for the Holder's obligations under Section 6(a), contingent up the receipt of all necessary and appropriate regulatory approvals relating to the ownership of equity interests in an entity that holds pari-mutuel license in the State of Florida, including without limitation the approval of the Florida Gaming Commission, each Holder hereby irrevocably constitutes and appoints Isle as such Holder's attorney and proxy, with full power of substitution and resubstitution, to cause the shares of Common Stock (now owned or subsequently acquired in any fashion, including but not limited to shares of Common Stock acquired in connection with the conversion of shares of Series E Preferred Stock or Series F Preferred Stock or upon the exercise of options to acquire Common Stock), Series E Preferred Stock and Series F Preferred Stock (to the extent such shares of Series E Preferred Stock and Series F Preferred Stock are entitled to be present at and vote at any such FGC Stockholders' Meeting) owned or controlled by any Holder to be counted as present at any FGC Stockholders' Meeting, to vote the such shares of Common Stock, Series E Preferred Stock and Series F Preferred Stock thereat, however called, and execute consents in respect of such shares of Common Stock, Series E Preferred Stock and Series F Preferred Stock as and to the extent provided in Section 6(a). THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Holder hereby revokes all other proxies and powers of attorney with respect to such shares of Common Stock, Series E Preferred Stock and Series F Preferred Stock that the Holder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted. For the avoidance of doubt, this proxy shall not apply to the election of members of the board of directors of FGC. This proxy shall expire on the earlier of (i) the Exclusivity Expiration Date and (ii) December 31, 2008.

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Section 7.     Further Assurances. The Holder shall, upon request of Isle, execute and deliver any additional documents and take such further actions as are necessary or desirable to carry out the provisions hereof.

Section 8.     Public Announcements. The parties hereto agree on their respective behalves and on behalf of their respective affiliates and Agents to keep strictly confidential all of the terms of this Agreement, the fact that discussions, negotiations or due diligence is underway or the terms of any possible Transaction, unless and to the extent that disclosure (after making reasonable efforts to avoid such disclosure and after advising and consulting with the other parties hereto about the intention to make such disclosure and the proposed contents thereof) is in the reasonable view of the disclosing party, upon advice of counsel, required by applicable law. Notwithstanding the foregoing, the parties hereto acknowledge that FGC may file a periodic report on Form 8-K disclosing the transactions contemplated by the Exclusivity Agreement and this Agreement to the extent required under the Securities Exchange Act of 1934, as amended.

Section 9.               Miscellaneous.

(a)      Any notice or other communication provided for or required by this Agreement shall be in writing and shall be delivered by hand, by air courier service, by certified or registered mail, return receipt requested, postage prepaid, or by facsimile transmission followed by delivery of the hard copy of such communication by air courier service or mail as aforesaid, addressed to the person to whom such notice is intended to be given at the following addresses:

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                              If to Isle:

Isle of Capri Casinos, Inc.
1641 Popps Ferry Road
Biloxi, Mississippi 39532
Attn: Allan Solomon
Phone:  (___) ___-____
Fax:     (___) ___-____

with a copy to:

Mayer, Brown, Rowe & Maw LLP
190 S. LaSalle Street
Chicago, IL 60603
Attn: Paul W. Theiss
Phone:  (312) 701-7359
Fax:     (312) 701-7711

if to FGC:

Florida Gaming Corporation
2669 Charlestown Road, Suite D
New Albany, Indiana 47150
Attn: W. Bennett Collett
Phone: (502) 942-7211
Fax: (812) 945-7717

with a copy to:

Frost Brown Todd LLC
400 W. Market Street, Suite 3200
Louisville, Kentucky 40202
Attn: R. James Straus
Phone:  (502) 589-5400
Fax:       (502) 581-1087

if to the Subsidiary:

Florida Gaming Centers, Inc.
2669 Charlestown Road, Suite D
New Albany, Indiana 47150
Attn: W. Bennett Collett
Phone:  (502) 942-7211
Fax:       (812) 945-7717

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with a copy to:

Frost Brown Todd LLC
400 W. Market Street, Suite 3200
Louisville, Kentucky 40202
Attn: R. James Straus
Phone:  (502) 589-5400
Fax:     (502) 581-1087

if to Holders:

                              Freedom Financial Corporation
                              2669 Charlestown Road, Suite D
                              New Albany, Indiana 47150
                              Attn: W. Bennett Collett
                              Phone:  (812) 942-7211
                              Fax:       (812) 945-7717

Freedom Holding, Inc.
2669 Charlestown Road, Suite D
New Albany, Indiana 47150
Attn: W. Bennett Collett
Phone:  (812) 942-7211
Fax:       (812) 945-7717

Collett Capital Corporation
2669 Charlestown Road, Suite D
New Albany, Indiana 47150
Attn: W. Bennett Collett
Phone:  (812) 942-7211
Fax:       (812) 945-7717

W. Bennett Collett
2669 Charlestown Road, Suite D
New Albany, Indiana 47150
Phone:  (812) 942-7211
Fax:       (812) 945-7717

with a copy to:

Frost Brown Todd LLC
400 W. Market Street, Suite 3200
Louisville, Kentucky 40202
Attn: R. James Straus
Phone:  (502) 589-5400
Fax:       (502) 581-1087

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(b)      Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(c)         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement.

(d)      This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

(e)      This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware.

(f)      Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Isle may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to each other or to one or more of its affiliates (each, an "Assignee"). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Subject to the preceding sentence, this Agreement shall be binding upon the parties and their respective heirs, representatives, successors and assigns.

(g)        Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(h)        The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Agreement by any party hereto, and that the obligations of the parties hereto shall be enforceable by any party hereto through injunctive or other equitable relief.

(i)     No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(j)     This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.

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IN WITNESS WHEREOF, the undersigned have caused this Shareholders' Support Agreement and Release of Liens to be duly executed and delivered as of the date first written above.

ISLE OF CAPRI CASINOS, INC.

By: /s/ Timothy M. Hinkley
Name: Timothy M. Hinkley
Title: President

FREEDOM FINANCIAL CORPORATION

By: /s/ W. Bennett Collett
Name: W. Bennett Collett
Title: Chairman and Chief Executive Officer

FREEDOM HOLDING, INC.

By:  /s/ W. Bennett Collett
Name: W. Bennett Collett
Title: Chairman and Chief Executive Officer

COLLETT CAPITAL CORPORATION

By: /s/ W. Bennett Collett
Name: W. Bennett Collett
Title: Chairman and Chief Executive Officer

/s/ W. Bennett Collett
W. BENNETT COLLETT

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                                                                     FLORIDA GAMING CORPORATION

                     By: /s/ W. Bennett Collett
                                                            Name: W. Bennett Collett
                            Title: Chairman and Chief Executive Officer

                             FLORIDA GAMING CENTERS, INC.

                     By:   /s/ W. Bennett Collett
                                                                            Name: W. Bennett Collett
                                                                                               Title: Chairman and Chief Executive Officer

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